Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 22, 2011 relating to the financial statements and financial highlights which appear in the March 31, 2011 Annual Reports to Shareholders of iShares S&P Global Consumer Discretionary Sector Index Fund, iShares S&P Global Consumer Staples Sector Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Industrials Sector Index Fund, iShares S&P Global Materials Sector Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Telecommunications Sector Index Fund, iShares S&P Global Utilities Sector Index Fund, iShares S&P Global 100 Index Fund, iShares S&P Global Clean Energy Index Fund, iShares S&P Global Infrastructure Index Fund, iShares S&P Global Nuclear Energy Index Fund, iShares S&P Global Timber & Forestry Index Fund, iShares S&P India Nifty 50 Index Fund, iShares S&P Asia 50 Index Fund, iShares Developed ex-U.S. Property Index Fund, iShares S&P Europe 350 Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P/TOPIX 150 Index Fund, iShares S&P Emerging Markets Infrastructure Index Fund, iShares S&P 100 Index Fund, iShares S&P MidCap 400 Index Fund, iShares S&P MidCap 400 Growth Index Fund, iShares S&P MidCap 400 Value Index Fund, iShares S&P SmallCap 600 Index Fund, iShares S&P SmallCap 600 Growth Index Fund, iShares S&P SmallCap 600 Value Index Fund, iShares S&P 1500 Index Fund, iShares S&P U.S. Preferred Stock Index Fund, iShares Nasdaq Biotechnology Index Fund, iShares S&P 500 Index Fund, iShares S&P 500 Growth Index Fund, iShares S&P 500 Value Index Fund, iShares Russell Top 200 Index Fund, iShares Russell Top 200 Growth Index Fund, iShares Russell Top 200 Value Index Fund, iShares Russell 1000 Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 2000 Index Fund, iShares Russell 2000 Growth Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 3000 Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell Microcap Index Fund, iShares Russell Midcap Index Fund, iShares Russell Midcap Growth Index Fund, iShares Russell Midcap Value Index Fund, iShares 2012 S&P AMT-Free Municipal Series, iShares 2013 S&P AMT-Free Municipal Series, iShares 2014 S&P AMT-Free Municipal Series, iShares 2015 S&P AMT-Free Municipal Series, iShares 2016 S&P AMT-Free Municipal Series and iShares 2017 S&P AMT-Free Municipal Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

July 22, 2011